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                                                            Exhibit 7.5

                          Turkey Vulture Fund XIII, Ltd.
                                7001 Center Street
                                Mentor, Ohio 44060
                                  (216) 951-1111

                                   May 16, 1997

Via Facsimile and Messenger Delivery

Meridian Point Realty Trust VIII Company
655 Montgomery Street, Suite 800
San Francisco, CA  94111

Attention:  Mr. Shanagher

          Re:  Advance Notice to Nominate Directors

To the Secretary of Meridian Point Realty Trust VIII Company

     In accordance with Section 4.4 of the By-Laws of Meridian Point Realty Trust VIII Company, a Missouri corporation ("Meridian"), Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), hereby proposes to nominate four (4) individuals for election to the Board of Trustees of Meridian at the 1997 Annual Meeting for Meridian to be held on June 13, 1997, at 2:00 p.m., local time, at the Park Hyatt Hotel in San Francisco, California. Under
Section 4.4 of the By-Laws of Meridian and the press release of Meridian dated May 6, 1997, notice of a stockholder nomination must be provided by May 16, 1997.

     The individuals to be nominated by the Fund are Richard M. Osborne, Christopher L. Jarratt, John J. Ferchill and Thomas J. Smith. All information required to be disclosed with respect to such individuals pursuant to Section
4.4 of the By-Laws, including all information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, is attached hereto as Exhibit 1.

     The information required to be disclosed under Section 4.4 of the By-Laws with respect to the Fund, including all information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, is attached hereto as Exhibit 2. Further, the Fund hereby represents that such stockholder intends to appear in person or by proxy at the 1997 Annual Meeting to nominate the persons named herein for election to the Board of Trustees of Meridian.
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Meridian Point Realty Trust VIII Company
May 16, 1997
Page 2

     The consents required to be provided pursuant to Section 4.4 of the By-Laws are attached hereto as Exhibit 3.

     We are certain the shareholders of Meridian would appreciate your compliance with this notice, which has been made in accordance with the By-Laws of Meridian.

                                   Sincerely,

                                   TURKEY VULTURE FUND XIII, LTD.



                                   By: /s/ Richard M. Osborne
                                      ---------------------------
                                      Richard M. Osborne
                                      Manager







Attachments

Exhibit 1 - Required Information Re: Nominees
Exhibit 2 - Required Information Re: Stockholder
Exhibit 3 - Consents of Nominees


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                                    Exhibit 1
                        Required Information Re: Nominees
                       ----------------------------------

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                                Richard M. Osborne
                               ------------------


Name:                    Richard M. Osborne


Age:                     51


Business Address:        OSAIR, Inc.
                         7001 Center Street
                         Mentor, Ohio 44060


Residence Address:       9050 Jackson Street
                         Mentor, OH  44060


Principal Occupation/    President and Chief Executive Officer of OSAIR, Inc.,
Information Required     a property developer and manufacturer of industrial
Section 14 of the        gases for pipeline delivery, for the past 5 years.
Securities Exchange      Mr. Osborne is a Trustee of Brandywine Realty Trust,
Act of 1934 (the         Marlton, NJ.  Mr. Osborne is a Director of Great Lakes
"Exchange Act"):         Bank, Mentor, Ohio.


Meridian Stock Owned:    Mr. Osborne is the sole manager of the Turkey Vulture
                         Fund XIII, Ltd. (the "Fund"), which beneficially owns
                         142,700 shares of preferred stock of Meridian. As the Fund's sole manager, Mr. Osborne may be deemed to beneficially own all shares beneficially owned by the Fund.

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                              Christopher L. Jarratt
                             ----------------------

Name:                    Christopher L. Jarratt


Age:                     35


Business Address:        Third Capital, LLC
                         314 Church Street
                         Nashville, TN  37201


Residence Address:       206 Carden Avenue
                         Nashville, TN  37205



Principal Occupation/    For the past 5 years, Mr. Jarratt has been the
Information Required     President of Jarratt Associates, Inc., Nashville, TN,
By Section 14 of the     a corporation engaged in commercial mortgage banking
Exchange Act:            and commercial real estate investment activities.
                         Since September, 1996, Mr. Jarratt has also been the
                         Chief Executive Officer of Third Capital, LLC,
                         Nashville, TN, a company engaged in various real estate investment and advisory activities.


Meridian Stock Owned:    4,000 shares of preferred stock held by spouse.

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                                 Thomas J. Smith
                                ----------------



Name:                    Thomas J. Smith


Age:                     53



Business Address:        8500 Station Street, Suite 100
                         Mentor, Ohio  44060



Residence Address:       28210 Knickerbocker Drive
                         Bay Village, Ohio  44140



Principal Occupation/    Since 1992, Mr. Smith has been the President of
Information Required     Retirement Management Company, a company engaged
By Section 14 of the     in the management of various retirement facilities.
Exchange Act:            Since April 1, 1996, Mr. Smith has served as the
                         Executive Operating Manager of Liberty Self-Stor,
                         LLC, a company which has owned and operated 20 self-storage facilities.



Meridian Stock Owned:    None.







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                                 John J. Ferchill
                                ----------------


Name:                    John J. Ferchill


Age:                     55


Business Address:        1468 West 9th Street, Suite 825
                         Cleveland, Ohio  44113



Residence Address:       21230 Avalon Drive
                         Rocky River, Ohio  44116



Principal Occupation/    For the past 15 years, Mr. Ferchill has served as the
Information Required     Chairman and President of J. Christopher Enterprises,
By Section 14 of the     a real estate development company that has developed
Exchange Act:            over $500,000,000 worth of real estate.  J.
                         Christopher Enterprises currently manages over
                         1,000,000 square feet of office space and over 2,000 apartments.



Meridian Stock Owned:    None.
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                                    Exhibit 2
                       Required Information Re: Stockholder
                      ------------------------------------


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                                    Exhibit 2
                       Required Information Re: Stockholder
                      ------------------------------------


Stockholder Name:        Turkey Vulture Fund XIII, Ltd. ("Fund")


Stockholder Address:     7001 Center Street
                         Mentor, Ohio 44060



TIS Stock Owned:         The Fund beneficially owns 142,700 shares of preferred
                         stock of Meridian.



Arrangements with        There are no arrangements or understandings between
Nominees                 the Fund and Richard M. Osborne with respect to Mr.
                         Osborne's nomination to become a Director of Meridian.
                         Mr.Osborne is the sole manager of the Fund.

                         There are no arrangements or understandings between the Fund, Mr. Osborne and Christopher L. Jarratt with respect to Mr. Jarratt's nomination to become a Director of Meridian.

                         There are no arrangements or understandings between the Fund, Mr. Osborne and Thomas J. Smith with respect to Mr. Smith's nomination to become a Director of Meridian.

                         There are no arrangements or understandings between the Fund, Mr. Osborne and John J. Ferchill with respect to Mr. Smith's nomination to become a Director of Meridian.







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                                    Exhibit 3
                               Consents of Nominees
                              --------------------

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                                     CONSENT
                                    --------


The undersigned individual, Richard M. Osborne, hereby consents to being named as a nominee for the election of Directors of Meridian Point Realty Trust VIII Company, a Missouri corporation ("Meridian") at the 1997 Annual Meeting of Meridian to be held on June 13, 1997; and further consents to serve as a Director of Meridian if elected at such meeting.

                                             /s/ Richard M. Osborne
                                             ----------------------
                                             Richard M. Osborne

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                                     CONSENT
                                    --------


The undersigned individual, Christopher L. Jarratt, hereby consents to being named as a nominee for the election of Directors of Meridian Point Realty Trust VIII Company, a Missouri corporation ("Meridian") at the 1997 Annual Meeting of Meridian to be held on June 13, 1997; and further consents to serve as a Director of Meridian if elected at such meeting.

                                   /s/ Christopher L. Jarratt
                                   --------------------------
                                   Christopher L. Jarratt






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                                     CONSENT

The undersigned individual, Thomas J. Smith, hereby consents to being named as a nominee for the election of Directors of Meridian Point Realty Trust VIII Company, a Missouri corporation ("Meridian") at the 1997 Annual Meeting of Meridian to be held on June 13, 1997; and further consents to serve as a Director of Meridian if elected at such meeting.



                                        /s/ Thomas J. Smith
                                        -------------------
                                        Thomas J. Smith

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                                     CONSENT

The undersigned individual, John J. Ferchill, hereby consents to being named as a nominee for the election of Directors of Meridian Point Realty Trust VIII Company, a Missouri corporation ("Meridian") at the 1997 Annual Meeting of Meridian to be held on June 13, 1997; and further consents to serve as a Director of Meridian if elected at such meeting.



                                        /s/ John J. Ferchill
                                        --------------------
                                        John J. Ferchill